Exhibit 99.1
Senti Bio Reports Third Quarter 2025 Financial Results and Confirms Next Clinical Data Readout for Phase 1 SENTI-202 Study in Acute Myeloid Leukemia (AML) at the American Society of Hematology Annual Meeting in December

South San Francisco, Calif., November 13, 2025 (GLOBE NEWSWIRE) -- Senti Biosciences, Inc. (Nasdaq: SNTI) (“Senti Bio”), a clinical-stage biotechnology company developing next-generation cell and gene therapies using its proprietary Gene Circuit platform, today reported financial results for the third quarter of 2025 and provided a summary of recent pipeline and corporate highlights.
“Our team is laser focused on driving SENTI-202 clinical development forward. With important milestones achieved in the third quarter, we continue to execute on our dose expansion phase and on enrolling additional patients with relapsed/refractory AML at the Recommended Phase 2 Dose,” commented Timothy Lu, MD, PhD, Co-Founder and CEO of Senti Biosciences. “At the upcoming ASH Annual Meeting in December, we will be presenting exciting clinical data from additional patients with R/R AML who have received SENTI-202, showcasing continued efficacy, safety, and durability. This data will highlight the ability of our Logic Gate technology to achieve selective cancer killing and healthy tissue sparing, which overcomes a central challenge in the treatment of cancer. We are pleased with the progress made to date and look forward to discussing our expanded dataset next month.”
DRIVING TOWARDS NEXT DATA MILESTONE FOR PHASE 1 SENTI-202 STUDY IN AML
•Recently announced that abstracts detailing certain clinical and correlative results for SENTI-202 were accepted for oral and poster presentations, respectively, at the upcoming American Society of Hematology (ASH) Annual Meeting to be held December 6-9, 2025 in Orlando Florida. At the conference, the Company plans to present updated clinical data from the patients included in the published abstracts, as well as additional patients’ clinical data from a more recent data-cut. Senti will also host a live webcast during the meeting to discuss the results. Additional details to follow.
•Details for the Company’s ASH abstracts and oral presentation can be found here: Senti Bio to Present Updated Clinical Results of First-in-Class Logic Gated CD33/FLT3 Cell Therapy, SENTI-202, at the American Society of Hematology (ASH) Annual Meeting 2025. (https://investors.sentibio.com/news-releases/news-release-details/senti-bio-present-updated-clinical-results-first-class-logic)
CONTINUED ACTIVITIES TO BUILD MARKET AWARENESS AND INCREASE VISIBILITY AMONG THE INVESTOR AND SCIENTIFIC COMMUNITIES
•Participated in the Webull Financial Corporate Connect Webinar Series Biotech/MedTech event, as well as other key investor conferences including the H.C. Wainwright 27th Annual Global Investment Conference, the MedInvest Biotech & Pharma Conference, BioJapan, and Chardan’s 9th Annual Genetic Medicines Conference; and
•Participated in a Virtual Investor “What This Means” segment to discuss the recommended Phase 2 dose and schedule selection for SENTI-202 in its clinical trial for Acute Myeloid Leukemia. Visit virtualinvestorco.com/snti to watch all the latest segments.

THIRD QUARTER 2025 FINANCIAL RESULTS
•Cash and Cash Equivalents: As of September 30, 2025, Senti Bio held cash and cash equivalents of approximately $12.2 million compared to $48.3 million as of December 31, 2024.
•R&D Expenses: Research and development expenses were $10.5 million and $8.7 million for the three months ended September 30, 2025 and 2024, respectively. The increase of $1.8 million was primarily due to an increase of $1.4 million in external services and supplies cost and an increase of $0.7 million in personnel-related expenses, offset by a decrease of $0.3 million in facilities and other costs.
•G&A Expenses: General and administrative expenses were $6.4 million and $6.6 million for the three months ended September 30, 2025 and 2024, respectively. The decrease of $0.2 million was primarily due to a decrease of $0.7 million in external services and supplies cost and a decrease of $0.6 million in facilities and other costs, partially offset by an increase of $1.1 million in personnel-related expenses.
•Net Loss: Net loss was $18.1 million, or $0.69 per basic and diluted share, for the three months ended September 30, 2025.
About Senti Bio
Senti Bio is a clinical-stage biotechnology company developing a new generation of cell and gene therapies for patients living with incurable diseases. To achieve this, Senti Bio is leveraging its synthetic biology platform to engineer Gene Circuits into new medicines with enhanced precision and control. These Gene Circuits are designed to precisely kill cancer cells, to spare healthy cells, to increase specificity to target tissues, and/or to be controllable even after administration. The Company’s wholly-owned pipeline comprises cell therapies engineered with Gene Circuits to target challenging liquid and solid tumor indications. Senti’s Gene Circuits have been shown preclinically to work in both NK and T cells. Senti Bio has also preclinically demonstrated the potential breadth of Gene Circuits in other modalities and diseases outside of oncology and continues to advance these capabilities through partnerships.
Forward-Looking Statements
This press release and document contain certain statements that are not historical facts and are considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements generally are identified by the words “believe,” “could,” “predict,” “continue,” “ongoing,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” “forecast,” “seek,” “target” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Forward-looking statements are predictions, projections, and other statements about future events that are based on current expectations of Senti Bio’s management and assumptions, whether or not identified in this document, and, as a result, are subject to risks and uncertainties. Forward-looking statements include, but are not limited to, expectations regarding Senti Bio’s growth, strategy, progress and timing of its clinical trials for SENTI-202; the timing of availability of data from the ongoing Phase 1 clinical trial of SENTI-202; the ability of any product candidate to perform in humans in a manner consistent with nonclinical, preclinical or previous clinical study data; expectations regarding the anticipated dosing of patients and availability of data from clinical trials, and the timing thereof. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as and must not be relied on by any investor as, a guarantee, an assurance, a prediction, or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of Senti Bio. Many factors could cause actual future results to differ materially from the forward-looking statements in this document, including but not limited to: (i) changes in domestic and foreign business, market, financial, political and legal conditions, (ii) changes in the competitive and highly regulated industries in which Senti Bio operates, variations in operating performance across competitors, changes in laws and regulations affecting Senti Bio’s business, (iii) the ability to implement business plans, forecasts and other expectations, (iv) the risk of downturns and a changing regulatory landscape in Senti Bio’s highly competitive industry, (v) risks relating to the uncertainty of any projected financial information with respect to Senti Bio, (vi) risks related to uncertainty in the timing or results of Senti Bio’s clinical studies, patient enrollment, and GMP manufacturing startup activities, (vii) Senti Bio’s dependence on third parties in connection with clinical trial startup, clinical studies, and GMP manufacturing activities, (viii) risks related to delays and other impacts from macroeconomic and geopolitical events, increasing rates of inflation and rising interest rates on business operations, (ix) risks related to the timing and utilization of the grant from CIRM, and (x) the success of any future research and development efforts by Senti Bio. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of Senti Bio’s most recent periodic report filed with the U.S. Securities and Exchange Commission (“SEC”), and other documents filed by Senti Bio from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements in this document. There may be additional risks that Senti Bio does not presently know, or that Senti Bio currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements in this document. Forward-looking statements speak only as of the date they are made. Senti Bio anticipates that subsequent events and developments may cause Senti Bio’s assessments to change. Except as required by law, Senti Bio assumes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.
Availability of Other Information About Senti Biosciences, Inc.
For more information, please visit the Senti Bio website at www.sentibio.com or follow Senti Bio on X (@SentiBio) (https://x.com/sentibio) and LinkedIn (Senti Biosciences) (https://www.linkedin.com/company/senti-biosciences). Investors and others should note that we communicate with our investors and the public using our company website (www.sentibio.com), including, but not limited to, company disclosures, investor presentations and FAQs, Securities and Exchange Commission filings, press releases, public conference call transcripts and webcast transcripts, as well as on X (https://x.com/sentibio) and LinkedIn (https://www.linkedin.com/company/senti-biosciences). The information that we post on our website or on X (https://x.com/sentibio) or LinkedIn (https://www.linkedin.com/

company/senti-biosciences) could be deemed to be material information. As a result, we encourage investors, the media and others interested to review the information that we post there on a regular basis. The contents of our website or social media shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.
Investor Contact:
JTC Team, LLC
Jenene Thomas
(908) 824-0775
SNTI@jtcir.com

Senti Biosciences, Inc.
Unaudited Selected Consolidated Balance Sheet Data
(in thousands)

	September 30,	December 31,
	2025	2024
Cash and cash equivalents	$12,243	$48,277
Total assets	52,685	97,841
Total liabilities	44,564	47,086
Series A redeemable convertible preferred stock	—	25,106
Accumulated deficit	(344,105)	(297,134)
Total stockholders’ equity	8,121	25,649

Senti Biosciences, Inc.
Unaudited Condensed Consolidated Statements of Operations and Comprehensive Loss
(In thousands, except share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Operating expenses:
Research and development (including related party costs of $3,417 and $3,790 for the three months ended September 30, 2025 and 2024, respectively, and $11,073 and $11,059 for the nine months ended September 30, 2025 and 2024, respectively)	$10,516	$8,655	$29,826	$26,584
General and administrative	6,432	6,560	20,317	18,288
Total operating expenses	16,948	15,215	50,143	44,872
Loss from operations	(16,948)	(15,215)	(50,143)	(44,872)
Other income (expense):
Interest income	166	150	830	718
GeneFab sublease income (expense) - related party	(1,567)	1,657	1,732	4,705
Other income (expense), net	223	(11)	610	(6)
Change in fair value of GeneFab Option - related party	—	2,386	—	6,331
Change in fair value of GeneFab Economic Share - related party	—	(398)	—	(1,816)
Change in fair value of GeneFab Note Receivable - related party	—	(17,435)	—	(17,240)
Total other income (expense), net	(1,178)	(13,651)	3,172	(7,308)
Net loss	$(18,126)	$(28,866)	$(46,971)	$(52,180)
Comprehensive loss	$(18,126)	$(28,866)	$(46,971)	$(52,180)
Basic and diluted net loss	$(18,126)	$(28,866)	$(46,971)	$(52,180)
Basic and diluted net loss per share	$(0.69)	$(6.31)	$(2.25)	$(11.41)
Basic and diluted weighted-average number of shares used in computing net loss per share	26,228,274	4,577,122	20,833,549	4,573,307